David T. Thomson P.C.                                Certified Public Accountant
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                        CONSENT OF INDEPENDENT ACCOUNTANT




To the Board of Directors
Han Logistics, Inc.

I have issued my report dated March 1, 2002, accompanying the financial statements of Han Logistics, Inc. included in the Registration Statement Form SB-2 Amendment No. 4 and the related prospectus.

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.

David T. Thomson P.C.

/s/ David T. Thomson P.C.
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Salt Lake City, Utah
August 30, 2002


              P.O. Box 571605 - Murray, Utah 84175 - (801) 966-9481